Exhibit 99.1

NRG Energy, Inc. Reports Third Quarter Results; Announces Second Drop Down to NRG Yield, Revises 2014 and Initiates 2015 Financial Guidance

Financial Highlights

•                  $1,014 million of Adjusted EBITDA in the third quarter and $2,501 million in the first nine months of 2014

•                  $526 million of Free Cash Flow (FCF) before growth investments in the third quarter and $812 million in the first nine months of 2014

•                  $3,594 million of total liquidity as of September 30, 2014

•                  $830 million in cumulative proceeds to NRG from drop-downs during 2014, including $480 million from second drop-down to NRG Yield expected to close in fourth quarter

•                  $190 million in tax-equity financing proceeds primarily from EME wind assets

Financial Guidance

•                  Revising 2014 Guidance as follows:

•                  Adjusted EBITDA from $3,200-$3,400 to $3,100-$3,200 million, which incorporates a projected negative contribution of $50 million from NRG Home Solar

•                  FCF before Growth investments from $1,200-$1,400 to $950-$1,050 million

•                  Initiating 2015 Financial Guidance

•                  Adjusted EBITDA of $3,200-$3,400 million, which excludes a projected negative contribution of $100 million from our growing NRG Home Solar business

•                  FCF before Growth Investments of $1,100-$1,300 million

Business and Operational Highlights

•                  Acquired Pure Energies Group, Inc. (Pure Energies), adding a leading web- and telephonic-based customer acquisition platform to NRG Home Solar’s capabilities

•                  Acquired Goal Zero, extending NRG’s retail brand and offerings into personal solar devices

•                  Acquired, through NRG Yield, North America’s largest wind farm, the 947 megawatt (MW) Alta Wind facility located in Tehachapi, California, for $870 million(1)

•                  Began construction of a brownfield 360 MW(2) natural gas peaking plant in Houston (approximately $400/kw installed cost)

•                  Received SCE contracts for 440 MW of new gas generation and “Preferred Resources”

PRINCETON, NJ; November 5, 2014 — NRG Energy, Inc. (NYSE: NRG) today reported third quarter 2014 Adjusted EBITDA of $1,014 million with Wholesale contributing $678 million, Retail contributing $196 million and NRG Yield contributing $140 million. Year-to-date adjusted cash flow from operations totaled $1,226 million. Net income for the first nine months of 2014 was $15 million, or $0.02 per diluted common share compared to net loss of ($89) million, or ($0.30) per diluted common share for the first nine months of 2013.

“While NRG’s financial performance was constrained in the third quarter by an absence of summer weather events, NRG’s underlying performance across our wholesale and retail operations was quite strong,” said

(1)  Excludes $53 million of payments for working capital

(2)  Represents average annual peaking capacity

NRG’s President and Chief Executive Officer David Crane. “I am confident that we are well positioned for a more robust financial outcome in 2015.”

Segment Results

Table 1: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/14	9/30/13	9/30/14	9/30/13
Retail	196	180	477	423
Wholesale
Gulf Coast	181	248	326	454
East	342	415	1,023	742
West	113	47	199	106
NRG Yield (1)	140	103	341	200
Renewables	88	40	192	92
Corporate (2)	(46)	(33)	(57)	(50)
Adjusted EBITDA (3)	1,014	1,000	2,501	1,967

(1)         In accordance with GAAP, 2014 and 2013 results restated to include full impact of the assets in the ROFO dropdown transaction which closed on June 30, 2014

(2)         Includes $25 million and $31 million of negative contribution from NRG Home Solar for three and nine months ended September 30, 2014, respectively

(3)         Detailed adjustments by region are shown in Appendix A

Table 2: Net Income / (Loss)

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/14	9/30/13	9/30/14	9/30/13
Retail	88	(56)	267	231
Wholesale
Gulf Coast	147	282	(56)	31
East	223	241	448	216
West	76	22	117	54
NRG Yield(1)	25	40	75	86
Renewables	(34)	(7)	(101)	(45)
Corporate	(357)	(403)	(735)	(662)
Net Income/ (Loss)	168	119	15	(89)

(1)         In accordance with GAAP, 2014 and 2013 results restated to include full impact of the assets in the ROFO drop-down transaction which closed on June 30, 2014

Retail:  Third quarter Adjusted EBITDA was $196 million; $16 million higher than in third quarter 2013 primarily driven by increased margin from the Dominion acquisition, continued advancement in customer and product growth, and a focus on maintaining unit margins, partially offset by lower C&I volumes.

Wholesale

Gulf Coast: Third quarter Adjusted EBITDA was $181 million; $67 million lower than in third quarter 2013. Gross margin declined by $43 million primarily due to decrease in average realized prices and decrease in coal generation from lower economic dispatch due to higher outage hours, partially offset by gains in South Central due to higher energy prices in MISO which also resulted in higher generation. The balance of the decline was due to higher maintenance and operating expenses at South Texas Project and gain on sale of land recorded in 2013.

East:  Third quarter Adjusted EBITDA was $342 million; $73 million lower than in third quarter 2013. The lower results were primarily driven by 67% lower capacity pricing in PJM and lower gross margin due to lower generation and realized energy prices partially offset by the favorable impact of the Midwest Generation assets from the acquisition of substantially all of the assets of Edison Mission Energy (EME).

West:  Third quarter Adjusted EBITDA was $113 million; $66 million higher than in third quarter 2013. Increases were primarily driven by the addition of the EME gas fleet of $43 million and higher priced resource adequacy contracts.

NRG Yield: Third quarter Adjusted EBITDA was $140 million; $37 million higher than in third quarter 2013. The improved performance was the result of additional generating capacity, higher sales volumes in the Thermal business, and the Alta Wind acquisition in August 2014.

Renewables:  Third quarter Adjusted EBITDA was $88 million; $48 million higher than in third quarter 2013. The improved performance was driven by the addition of the EME wind assets that contributed $23 million, as well as the CVSR and Ivanpah solar plants that achieved commercial operations in late 2013 and early 2014.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	9/30/14	6/30/14	12/31/13
Cash and Cash Equivalents	1,953	1,481	2,254
Restricted cash	339	286	268
Total	2,292	1,767	2,522
NRG Corporate Credit Facility Availability	1,302	1,243	1,173
Total Liquidity	3,594	3,010	3,695

Total liquidity as of September 30, 2014, was $3,594 million, a decrease of $101 million from December 31, 2013. The increase of $129 million in available credit facilities was more than offset by the decrease in cash of $230 million, consisting of the following:

•                  $3,573 million of cash outflows through September 2014, consisting of:

•                  $2,869 million for acquisitions and growth projects, net, including $1,596 million net cash used in the EME transaction on April 1, 2014 and $901 million net cash used to acquire Alta Wind on August 12, 2014;

•                  $100 million of collateral;

•                  $369 million of maintenance and environmental capital expenditures, net;

•                  $140 million common and preferred stock dividends; and

•                  $95 million of merger and integration expenses and capital costs.

•                  Partially offset by $3,343 million of cash inflows through September 2014, consisting of:

•                  $1,944 million of net financing activities consisting of: $2,100 million of proceeds from senior note debt issuance; $337 million of proceeds from NRG Yield convertible note issuance, net of fees; $492 million of proceeds from NRG Yield “Green Bond” issuance, net of fees; $630 million of proceeds from NRG Yield Class A equity issuance, net of fees; partially offset by $1,615 million of debt payments;

•                  $1,226 million of adjusted cash flow from operations;

•                  $81 million of net proceeds from sale of assets; and

•                  $92 million of other net investing and financing activities.

Drop-Down of Assets to NRG Yield

On November 4, 2014, NRG entered into a definitive agreement with NRG Yield, Inc. to sell the following facilities for total cash consideration of $480 million, subject to customary working capital adjustments, plus the assumption of $746 million(3) in project debt:

•                  Walnut Creek — 500 MW natural gas facility located in City of Industry, CA

•                  Tapestry — three wind facilities totaling 204 MW, including Buffalo Bear 19 MW in Oklahoma, Taloga 130 MW in Oklahoma, and Pinnacle 55 MW in West Virginia

•                  Laredo Ridge — 81 MW wind facility located in Petersburg, NE

The assets represent $120 million of Adjusted EBITDA and $35 million of CAFD on an annualized basis. The transaction is expected to close in the fourth quarter of 2014 and will result in $480 million of net cash to NRG, bringing the cumulative amount raised from dropdowns during 2014 to $830 million.

Tax-Equity Financing of Wind Assets

On November 3, 2014, NRG closed on a tax-equity financing, receiving approximately $190 million in net cash proceeds from a new facility which monetizes future tax attributes (including Production Tax Credits) to be generated primarily by the NRG Yield-eligible wind assets acquired earlier this year as part of the EME transaction. The tax equity facility is structured to maintain the levelized cash available for distribution from the wind assets, preserving the ability to monetize the cash flows from these assets through drop downs to NRG Yield beyond 2014.

NRG Strategic Developments

NRG Home Solar

NRG continues to enhance its competitiveness and strategic positioning of NRG Home Solar through the acquisition of Pure Energies, which is expected to significantly enhance our customer acquisition platform by offering full service, point-to-point, customizable rooftop solutions through our proprietary web- and telephonic-based system.

Combined with NRG’s prior acquisition of Roof Diagnostics Solar, a leader in home solar direct sales and installation, and NRG’s own Residential Solar Solutions, which has focused on the financing and contract management associated with solar leasing, NRG Home Solar is now a vertically integrated branded provider of residential solar solutions nationwide and, as such, is well positioned to be an industry leader in the rapidly growing distributed generation industry.

By year end 2015, NRG Home Solar expects to have 35,000-40,000 installed leases, of which 25,000-30,000 are expected to be installed in 2015, totaling approximately 245 MW-280 MW while driving cost per watt down to a range of $3.20-$3.30/per watt (including overhead allocations).

Retail

The acquisition of Goal Zero, a leader in the portable solar energy market, is expected to enhance our ability to offer the benefits of solar energy to all consumers, regardless of whether they are homeowners with a roof suitable for solar installation, while enabling us to emphasize the key convenience benefit of portability, which is a distinct advantage of solar power compared to other forms of power generation.

(3)  Prior to the closing of the transaction, debt associated with Laredo Ridge will be refinanced. As of September 30, 2014 project debt was $705 million.

Wholesale

NRG has begun construction of a 360 MW(4), natural gas-fired peaking plant at our PH Robinson site near Houston at a cost of approximately $400 per kilowatt, a significant discount to typical new build costs. The cost savings are primarily driven by the repurposing of six GE 7E, economical, fast-start combustion turbines acquired in the secondary market. The units require no water for cooling, making them well-suited to operate in water-constrained Texas. With their fast-start capability, the peaking units have the potential to help integrate renewable power from intermittent wind and solar generation into the ERCOT grid. The project will be partially financed through $43 million of Ike bonds.

NRG was selected by Southern California Edison (SCE) to repower the Company’s Mandalay facility in Oxnard with 262 MW of new simple cycle generation and to install 178 MW of “Preferred Resources,” including both demand response and energy efficiency products at sites across southern California.

NRG Yield

NRG Yield closed the acquisition of Alta Wind, the largest wind farm in North America, on August 12, 2014, for $870 million, as well as a payment for working capital of $53 million, plus the assumption of $1.6 billion of non-recourse project financings. By 2016, this transaction is expected to increase both the annual run-rate EBITDA by approximately $220 million and CAFD by approximately $70 million before debt service associated with acquisition financing. The facilities are contracted with SCE under long-term power purchase agreements (PPAs) with an average 21 years of remaining contract life.

Outlook for 2014 and Initiation of 2015 Guidance

The Company is reducing its guidance range for fiscal year 2014 with respect to both Adjusted EBITDA and FCF before Growth investments as detailed below as a result of less-than-expected market opportunity arising out of subdued summer pricing and volume as well as fuel inventory build ahead of winter, interest payments associated with Alta Wind project debt, and timing of working capital and environmental capex. NRG’s 2014 Adjusted EBITDA guidance also includes a projected negative $50 million contribution from NRG Home Solar business.

The Company is also initiating guidance for fiscal year 2015 as set forth below. NRG’s Adjusted EBITDA guidance excludes the impact from NRG Home Solar activities.

Table 4: 2014 Adjusted EBITDA and FCF before Growth investments Guidance(1)

	2014		2015
($ in millions)	Prior Guidance	Revised Guidance	Guidance
Adjusted EBITDA(2)	3,200 –3,400	3,100 –3,200	3,200 – 3,400
Interest payments	(1,061)	(1,114)	(1,160)
Income tax	(40)	(40)	(40)
Working capital/other changes	(70)	(215)	250
Adjusted Cash flow from operations	2,029 – 2,229	1,731 – 1,831	2,250 – 2,450
Maintenance capital expenditures, net	(375)-(395)	(375)-(395)	(540)-(570)
Environmental capital expenditures, net	(340)-(360)	(290)-(310)	(300)-(320)
Adjusted EBITDA from NRG Home Solar	—	—	(100)
Preferred dividends	(9)	(9)	(7)
Distributions to non-controlling interests	(100)	(100)	(220)-(230)
Free cash flow — before Growth investments	1,200 – 1,400	950 – 1,050	1,100 – 1,300

(1) Subtotals and totals are rounded

(4)  Represents average annual peaking capacity

(2) 2014 guidance includes negative contribution of $50 million from NRG Home Solar; 2015 guidance excludes negative contribution of $100 million from NRG Home Solar

2014 Dividend Program

On October 14, 2014, NRG declared a quarterly dividend on the Company’s common stock of $0.14 per share, payable November 17, 2014, to stockholders of record as of November 3, 2014.

The Company’s common stock dividend is subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call

NRG will host a conference call at 9:00 am Eastern today to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Presentations and Webcasts” under the “Investors” section at the bottom of the home page. The webcast will be archived on the site for those unable to listen in real time.

About NRG

NRG is leading a customer-driven change in the U.S. energy industry by delivering cleaner and smarter energy choices, while building on the strength of the nation’s largest and most diverse competitive power portfolio. A Fortune 250 company, we create value through reliable and efficient conventional generation while driving innovation in solar and renewable power, electric vehicle ecosystems, carbon capture technology and customer-centric energy solutions. Our retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrgenergy.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers and to grow our NRG Home Solar business, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate the businesses of acquired companies, the ability to realize anticipated benefits of acquisitions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, our ability to close the drop-down transactions to NRG Yield and our ability to pay dividends and initiate share repurchases under our Capital Allocation Plan, which may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of November 5, 2014. These estimates are based on assumptions believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings Presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:
Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

David Knox
832.357.5730

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except for per share amounts)	2014	2013	2014	2013
Operating Revenues
Total operating revenues	$4,569	$3,490	$11,676	$8,500
Operating Costs and Expenses
Cost of operations	3,278	2,373	8,828	6,177
Depreciation and amortization	375	327	1,096	947
Impairment losses	70	—	70	—
Selling, general and administrative	258	213	752	670
Acquisition-related transaction and integration costs	17	26	69	95
Development activity expenses	22	24	62	63
Total operating costs and expenses	4,020	2,963	10,877	7,952
Gain on sale of assets	—	—	19	—
Operating Income	549	527	818	548
Other Income/(Expense)
Equity in earnings/(loss) of unconsolidated affiliates	18	(5)	39	6
Other (expense)/income, net	(3)	5	13	9
Loss on debt extinguishment	(13)	(1)	(94)	(50)
Interest expense	(280)	(228)	(809)	(630)
Total other expense	(278)	(229)	(851)	(665)
Income/(Loss) Before Income Taxes	271	298	(33)	(117)
Income tax expense/(benefit)	89	160	(68)	(55)
Net Income/(Loss)	182	138	35	(62)
Less: Net income attributable to noncontrolling interest	14	19	20	27
Net Income/(Loss) Attributable to NRG Energy, Inc.	168	119	15	(89)
Dividends for preferred shares	2	2	7	7
Income/(Loss) Available for Common Stockholders	$166	$117	$8	$(96)
Earnings/(Loss) Per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	338	323	333	323
Earnings/(Loss) per Weighted Average Common Share — Basic	$0.49	$0.36	$0.02	$(0.30)
Weighted average number of common shares outstanding — diluted	343	327	338	323
Earnings/(Loss) per Weighted Average Common Share — Diluted	$0.48	$0.36	$0.02	$(0.30)
Dividends Per Common Share	$0.14	$0.12	$0.40	$0.33

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In millions)
Net Income/(Loss)	$182	$138	$35	$(62)
Other Comprehensive (Loss)/Income, net of tax
Unrealized gain/(loss) on derivatives, net of income tax expense/(benefit) of $4, $(5), $(11), and $(2)	4	(16)	(24)	8
Foreign currency translation adjustments, net of income tax (benefit)/expense of $(6), $(1), $(2), and $(13)	(6)	5	(3)	(14)
Available-for-sale securities, net of income tax (benefit)/expense of $(1), $0, $0, and $1	(2)	—	2	2
Defined benefit plans, net of tax expense/(benefit) of $0, $0, $(7), and $4	(3)	—	9	25
Other comprehensive (loss)/income	(7)	(11)	(16)	21
Comprehensive Income/(Loss)	175	127	19	(41)
Less: Comprehensive income attributable to noncontrolling interest	17	18	14	26
Comprehensive Income/(Loss) Attributable to NRG Energy, Inc.	158	109	5	(67)
Dividends for preferred shares	2	2	7	7
Comprehensive Income/(Loss) Available for Common Stockholders	$156	$107	$(2)	$(74)

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2014	December 31, 2013
(In millions, except shares)	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,953	$2,254
Funds deposited by counterparties	3	63
Restricted cash	339	268
Accounts receivable — trade, less allowance for doubtful accounts of $27 and $40	1,554	1,214
Inventory	1,051	898
Derivative instruments	1,397	1,328
Cash collateral paid in support of energy risk management activities	375	276
Deferred income taxes	79	258
Renewable energy grant receivable, net	614	539
Current assets held-for-sale	32	19
Prepayments and other current assets	475	479
Total current assets	7,872	7,596
Property, plant and equipment, net of accumulated depreciation of $7,584 and $6,573	22,181	19,851
Other Assets
Equity investments in affiliates	797	453
Notes receivable, less current portion	80	73
Goodwill	2,452	1,985
Intangible assets, net of accumulated amortization of $1,333 and $1,977	2,880	1,140
Nuclear decommissioning trust fund	569	551
Derivative instruments	427	311
Deferred income taxes	1,476	1,202
Non-current assets held-for-sale	54	—
Other non-current assets	1,281	740
Total other assets	10,016	6,455
Total Assets	$40,069	$33,902
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$854	$1,050
Accounts payable	1,098	1,038
Derivative instruments	1,365	1,055
Cash collateral received in support of energy risk management activities	3	63
Current liabilities held-for-sale	23	—
Accrued expenses and other current liabilities	1,200	998
Total current liabilities	4,543	4,204
Other Liabilities
Long-term debt and capital leases	19,919	15,767
Nuclear decommissioning reserve	306	294
Nuclear decommissioning trust liability	323	324
Deferred income taxes	24	22
Derivative instruments	326	195
Out-of-market contracts	1,245	1,177
Non-current liabilities held-for-sale	31	—
Other non-current liabilities	1,385	1,201
Total non-current liabilities	23,559	18,980
Total Liabilities	28,102	23,184
3.625% convertible perpetual preferred stock (at liquidation value, net of issuance costs)	249	249
Redeemable noncontrolling interest in subsidiaries	28	2
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,314	7,840
Retained earnings	3,564	3,695
Less treasury stock, at cost — 77,219,145 and 77,347,528 shares, respectively	(1,939)	(1,942)
Accumulated other comprehensive (loss)/income	(5)	5
Noncontrolling interest	1,752	865
Total Stockholders’ Equity	11,690	10,467
Total Liabilities and Stockholders’ Equity	$40,069	$33,902

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2014	2013
	(In millions)
Cash Flows from Operating Activities
Net Income/(loss)	$35	$(62)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	32	23
Depreciation and amortization	1,096	947
Provision for bad debts	49	49
Amortization of nuclear fuel	33	27
Amortization of financing costs and debt discount/premiums	(9)	(22)
Adjustment for debt extinguishment	24	(15)
Amortization of intangibles and out-of-market contracts	52	75
Amortization of unearned equity compensation	32	32
Changes in deferred income taxes and liability for uncertain tax benefits	(75)	39
Changes in nuclear decommissioning trust liability	12	25
Changes in derivative instruments	248	189
Changes in collateral deposits supporting energy risk management activities	(100)	(59)
Loss/(gain) on sale of emission allowances	2	(8)
Gain on sale of assets	(26)	—
Impairment losses	70	—
Cash used by changes in other working capital	(361)	(417)
Net Cash Provided by Operating Activities	1,114	823
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(2,832)	(374)
Capital expenditures	(675)	(1,581)
Increase in restricted cash, net	(52)	(67)
Decrease/(increase) in restricted cash to support equity requirements for U.S. DOE funded projects	21	(20)
Decrease/(increase) in notes receivable	21	(22)
Investments in nuclear decommissioning trust fund securities	(475)	(369)
Proceeds from sales of nuclear decommissioning trust fund securities	463	344
Proceeds from renewable energy grants	431	52
Proceeds from sale of assets, net of cash disposed of	153	13
Cash proceeds to fund cash grant bridge loan payment	57	—
Other	(70)	(7)
Net Cash Used by Investing Activities	(2,958)	(2,031)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(140)	(113)
Payment for treasury stock	—	(25)
Net (payments for)/receipts from settlement of acquired derivatives that include financing elements	(64)	177
Proceeds from issuance of long-term debt	4,456	1,605
Contributions and sale proceeds from noncontrolling interest in subsidiaries	639	504
Proceeds from issuance of common stock	15	14
Payment of debt issuance costs	(57)	(43)
Payments for short and long-term debt	(3,308)	(868)
Net Cash Provided by Financing Activities	1,541	1,251
Effect of exchange rate changes on cash and cash equivalents	2	(1)
Net (Decrease)/Increase in Cash and Cash Equivalents	(301)	42
Cash and Cash Equivalents at Beginning of Period	2,254	2,087
Cash and Cash Equivalents at End of Period	$1,953	$2,129

Appendix Table A-1: Third Quarter 2014 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	Retail	Gulf Coast	East	West	NRG Yield	Renewables	Corp	Total
Net Income/(Loss) Attributable to NRG Energy, Inc.	88	147	223	76	25	(34)	(357)	168
Plus:
Net Income Attributable to Non-Controlling Interest	—	—	—	—	6	12	(4)	14
Interest Expense, net	—	4	13	4	40	34	182	277
Loss on Debt Extinguishment	—	—	—	—	—	—	13	13
Income Tax	—	—	—	—	10	—	79	89
Depreciation, Amortization and ARO Expense	32	153	68	20	34	64	13	384
Amortization of Contracts	—	5	(17)	7	8	4	(1)	6
EBITDA	120	309	287	107	123	80	(75)	951
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	—	2	15	(4)	8	21
Integration and Transaction Costs	1	—	1	—	2	—	14	18
Deactivation Costs	—	—	8	1	—	—	—	9
Sale of Businesses	—	—	—	—	—	—	—	—
Asset Write Offs and Impairments	—	10	60	—	—	12	7	89
Market to Market (MtM) Losses/(Gains) on economic hedges	75	(138)	(14)	3	—	—	—	(74)
Adjusted EBITDA	196	181	342	113	140	88	(46)	1,014

Appendix Table A-2: Third Quarter 2013 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	Retail	Gulf Coast	East	West	NRG Yield	Renewables	Corp	Total
Net Income/(Loss) Attributable to NRG Energy, Inc.	(56)	282	241	22	40	(7)	(403)	119
Plus:
Net Income Attributable to Non-Controlling Interest	—	—	—	—	9	17	(7)	19
Interest Expense, net	1	4	12	1	20	12	174	224
Loss on Debt Extinguishment	—	—	—	—	—	—	1	1
Income Tax	—	—	—	—	5	—	155	160
Depreciation, Amortization and ARO Expense	37	142	89	13	19	26	3	329
Amortization of Contracts	10	3	17	(2)	1	—	2	31
EBITDA	(8)	431	359	34	94	48	(75)	883
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	1	—	13	8	(12)	17	27
Integration and Transaction Costs	—	—	—	—	—	—	26	26
Deactivation Costs	—	—	5	2	—	—	—	7
Asset Write Offs and Impairments	—	—	1	—	1	3	(1)	4
Market to Market (MtM) Losses/(Gains) on economic hedges	188	(184)	50	(2)	—	1	—	53
Adjusted EBITDA	180	248	415	47	103	40	(33)	1,000

Appendix Table A-3: YTD Third Quarter 2014 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	Retail	Gulf Coast	East	West	NRG Yield	Renewables	Corp	Total
Net Income/(Loss) Attributable to NRG Energy, Inc.	267	(56)	448	117	75	(101)	(735)	15
Plus:
Net Income Attributable to Non-Controlling Interest	—	—	—	—	16	15	(11)	20
Interest Expense, net	1	39	10	8	96	92	552	798
Loss on Debt Extinguishment	—	—	—	—	—	—	94	94
Income Tax	1	—	—	—	15	—	(84)	(68)
Depreciation, Amortization and ARO Expense	98	442	208	63	94	171	35	1,111
Amortization of Contracts	3	17	(36)	4	8	4	(1)	(1)
EBITDA	370	442	630	192	304	181	(150)	1,969
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	1	—	(2)	35	(1)	19	52
Integration and Transaction Costs	1	—	2	—	2	—	65	70
Deactivation Costs	—	—	10	5	—	—	—	15
Legal Settlement	4	—	—	—	—	—	—	4
Sale of Businesses	—	(23)	5	—	—	—	—	(18)
Asset Write Offs and Impairments	—	15	60	—	—	12	9	96
Market to Market (MtM) Losses/(Gains) on economic hedges	102	(109)	316	4	—	—	—	313
Adjusted EBITDA	477	326	1,023	199	341	192	(57)	2,501

Appendix Table A-4: YTD Third Quarter 2013 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	Retail	Gulf Coast	East	West	NRG Yield	Renewables	Corp	Total
Net Income/(Loss) Attributable to NRG Energy, Inc.	231	31	216	54	86	(45)	(662)	(89)
Plus:
Net Income Attributable to Non-Controlling Interest	—	—	—	—	9	27	(9)	27
Interest Expense, net	2	12	39	1	31	34	502	621
Loss on Debt Extinguishment	—	—	—	—	—	—	50	50
Income Tax	—	—	—	—	5	—	(60)	(55)
Depreciation, Amortization and ARO Expense	105	416	267	41	39	73	18	959
Amortization of Contracts	49	14	(4)	(5)	1	—	—	55
EBITDA	387	473	518	91	171	89	(161)	1,568
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	2	—	14	28	—	16	60
Integration and Transaction Costs	—	—	—	—	—	—	95	95
Deactivation Costs	—	—	14	4	—	—	—	18
Asset Write Offs and Impairments	—	3	1	—	1	3	—	8
Market to Market (MtM) Losses/(Gains) on economic hedges	36	(24)	209	(3)	—	—	—	218
Adjusted EBITDA	423	454	742	106	200	92	(50)	1,967

Appendix Table A-5: 2014 and 2013 Third Quarter Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities

($ in millions)	Three months ended September 30, 2014	Three months ended September 30, 2013 (1)
Net Cash Provided by Operating Activities	744	901
Adjustment for change in collateral	(197)	(99)
Reclassifying of net receipts (payments) for settlement of acquired derivatives that include financing elements	103	6
Add: Merger and integration expenses	12	36
Adjusted Cash Flow from Operating Activities	662	844
Maintenance CapEx, net(2)	(27)	(52)
Environmental CapEx, net	(92)	(17)
Preferred dividends	(2)	(2)
Distributions to non-controlling interests	(15)	—
Free cash flow — before Growth investments	526	773

(1) Revised to reflect new Adjusted Cash Flow from Operating Activities methodology

(2) Excludes merger and integration CapEx of $7 million and $11 million in 2014 and 2013, respectively

Appendix Table A-6: 2014 and 2013 YTD Third Quarter Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities

($ in millions)	Nine months ended September 30, 2014	Nine months ended September 30, 2013 (1)
Net Cash Provided by Operating Activities	1,114	823
Adjustment for change in collateral	100	59
Reclassifying of net receipts (payments) for settlement of acquired derivatives that include financing elements	(64)	177
Add: Merger and integration expenses	76	116
Adjusted Cash Flow from Operating Activities	1,226	1,175
Maintenance CapEx, net(2)	(191)	(222)
Environmental CapEx, net	(178)	(50)
Preferred dividends	(7)	(7)
Distributions to non-controlling interests	(38)	—
Free cash flow — before Growth investments	812	896

(1) Revised to reflect new Adjusted Cash Flow from Operating Activities methodology

(2) Excludes merger and integration CapEx of $20 million and $21 million in 2014 and 2013, respectively

Appendix Table A-8: Adjusted NRG Yield Drop Down Assets  Projected Reg G.

The following table summarizes the calculation of Adjusted EBITDA and CAFD and provides a reconciliation to income before taxes:

(dollars in millions)	2014 Q4 Drop Downs
Income Before Taxes	3
Adjustments to net income to arrive at Adjusted EBITDA:
Depreciation and amortization	81
Interest expense, net	36
Adjusted EBITDA	120
Cash Interest Paid	(33)
Working Capital / Other	1
Maintenance capital expenditures	—
Principal amortization of indebtedness	(53)
Cash Available for Distribution	35

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger and integration related costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger and integration related costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, and preferred stock dividends and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.